M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:             Barry Lefkowitz                                                                                    Ilene Jablonski
Executive Vice President                                                                    Senior Director, Marketing
 and Chief Financial Officer                                                                 and Public Relations
(732) 590-1000                                                                                      (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES THIRD QUARTER RESULTS

Edison, New Jersey–October 29, 2009–Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2009.

Recent highlights include:

-	Reported funds from operations of $0.81 per diluted share;

-	Reported net income of $0.24 per diluted share;

-	Completed the sale of $250 million, 7.75 percent senior unsecured notes;

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended September 30, 2009 amounted to $75.0 million, or $0.81 per share.  For the nine months ended September 30, 2009, FFO available to common shareholders equaled $219.6 million, or $2.52 per share.

Net income available to common shareholders for the third quarter 2009 equaled $19.1 million, or $0.24 per share. For the nine months ended September 30, 2009, net income available to common shareholders amounted to $51.6 million, or $0.71 per share.

Total revenues for the third quarter 2009 were $193.6 million.  For the nine months ended September 30, 2009, total revenues amounted to $569.6 million.

All per share amounts presented above are on a diluted basis.

The Company had 78,554,827 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 13,821,755 common operating partnership units outstanding as of September 30, 2009.  The Company had a total of 92,376,582 common shares/common units outstanding at September 30, 2009.

As of September 30, 2009, the Company had total indebtedness of approximately $2.3 billion, with a weighted average annual interest rate of 6.60 percent.  The Company had a debt-to-undepreciated assets ratio of 39.8 percent at September 30, 2009.  The Company had an interest coverage ratio of 3.1 times for the quarter ended September 30, 2009.

On August 14, 2009, the Company completed the sale of $250 million face amount of 7.750 percent senior unsecured notes due August 15, 2019 with interest payable semi-annually in arrears.  The net proceeds from the issuance of approximately $246.2 million, after underwriting discount, were used for general corporate purposes.

 “While overall market activity has slowed, we are pleased that we’ve successfully completed numerous lease transactions and have maintained a healthy occupancy rate of 90 percent within our portfolio,” commented Mitchell E. Hersh, president and chief executive officer. “Our leasing success demonstrates that Mack-Cali is the landlord of choice in the regions in which we operate.  We have a long-term strategy and the capital available to continue to invest in our first-class, technologically advanced assets.”

DIVIDENDS

In September, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the third quarter 2009, which was paid on October 9, 2009 to shareholders of record as of October 5, 2009.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period July 15, 2009 through October 14, 2009.  The dividend was paid on October 15, 2009 to shareholders of record as of October 5, 2009.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 90.0 percent leased at September 30, 2009, as compared to 90.6 percent at June 30, 2009.

For the quarter ended September 30, 2009, the Company executed 122 leases at its consolidated in-service portfolio totaling 819,572 square feet, consisting of 576,171 square feet of office space and 243,401 square feet of office/flex space.  Of these totals, 153,549 square feet were for new leases and 666,023 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:

-
KPMG LLP, an international provider of audit, tax and advisory services, signed 10-year renewal transactions totaling 99,139 square feet at two buildings in Woodcliff Lake, comprised of 53,409 square feet at 300 Tice Boulevard and 45,730 square feet at 530 Chestnut Ridge Road.  Also at 300 Tice Boulevard, JPMorgan Chase Bank National Association, a global financial services firm, signed a two-year renewal for 17,814 square feet.  300 Tice Boulevard is a 230,000 square-foot office building that is 98.9 percent leased and 530 Chestnut Ridge Road is a 57,204 square-foot office building that is 100 percent leased.

CENTRAL NEW JERSEY:

-
Utility provider Public Service Electric & Gas Company renewed 47,604 square feet at 20 Commerce Drive in Cranford for three-years and three-months.  The 176,600 square-foot office building, located in Cranford Business Park, is 98.9 percent leased.

-
New England Life Insurance Company, a subsidiary of insurance and financial planning provider MetLife, signed transactions totaling 15,984 square feet at 1305 Campus Parkway in Wall Township, consisting of a four-year and four-month renewal for 13,957 square feet and a six-year and one-month expansion for 2,027 square feet.  The 23,350 square-foot office building, located in Monmouth Shores Corporate Park, is 92.4 percent leased.

WESTCHESTER COUNTY, NEW YORK:

-
 International Business Machines Corporation, renewed 43,905 square feet for three years at 17 Skyline Drive in Hawthorne.  The 85,000 square-foot office building, located in Mid-Westchester Executive Park, is 100 percent leased.

-
Hospitals Insurance Company, Inc., a provider of insurance services and products, signed a transaction totaling 14,682 square feet at 50 Main Street in White Plains, consisting of a 10-year and six-month renewal of 11,757 square feet and a 10-year and seven-month expansion of 2,925 square feet.  The 309,000 square-foot office building, located in the Westchester Financial Center, is 98.9 percent leased.

-
Emigrant Bank signed a transaction totaling 34,006 square feet consisting of a 15-year, 31,701 square-foot renewal and a 15-year and 5-month, 2,305 square-foot expansion at 7 Westchester Plaza, Cross Westchester Executive Park in Elmsford.  The 46,200 square-foot office/flex building is 100 percent leased.

-
Belmay, Inc., global creator and manufacturer of fragrances, renewed 26,843 square feet for five years at 200 Corporate Boulevard South, South Westchester Executive Park in Yonkers.  The 84,000 square-foot office/flex building is 99.8 percent leased.

-
The Board of Cooperative Educational Services, Southern Westchester signed three-year renewal transactions totaling 29,931 square feet at two properties in Cross Westchester Executive Park in Elmsford, including 20,131 square feet at 2 Westchester Plaza and 9,800 square feet at 50 Executive Boulevard.  2 Westchester Plaza is a 25,000 square-foot office/flex building that is 100 percent leased and 50 Executive Boulevard is a 45,200 square-foot office/flex building that is 86.9 percent leased.

SUBURBAN PHILADELPHIA:

-
Omnicare of New York, LLC, provider of pharmaceutical care for seniors, signed a two-year and one-month renewal of 19,800 square feet at 40 Twosome Drive in Moorestown.  The 40,265 square-foot office/flex building, located in the Moorestown West Corporate Center, is 100 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the third quarter 2009 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.09.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2009 and 2010, as follows:

	Full Year	Full Year
	2009 Range	2010 Range
Net income available to common shareholders	$0.85 - $0.89	$0.50 - $0.70
Add: Real estate-related depreciation and amortization	2.40	2.30
Funds from operations available to common shareholders	$3.25 - $3.29	$2.80 - $3.00

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, October 29, 2009 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=2472105

The live conference call is also accessible by calling (913) 312-0952 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on October 29, 2009 through November 5, 2009.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 5824476.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2009 Form 10-Q:
http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.10q.09.pdf

Third Quarter 2009 Supplemental Operating and Financial Data:
http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.09.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 289 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 33.2 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Revenues	2009	2008	2009	2008
Base rents	$155,532	$147,809	$458,943	$444,499
Escalations and recoveries from tenants	24,995	29,755	77,888	82,065
Construction services	7,761	12,268	16,466	36,334
Real estate services	1,808	3,347	6,450	10,016
Other income	3,521	11,184	9,874	18,955
Total revenues	193,617	204,363	569,621	591,869

Expenses
Real estate taxes	23,557	23,361	70,522	71,522
Utilities	18,122	24,706	55,090	65,794
Operating services	24,918	25,955	79,775	79,080
Direct construction costs	7,337	11,104	15,347	34,087
General and administrative	9,818	10,767	30,551	33,099
Depreciation and amortization	51,830	49,242	149,818	144,550
Total expenses	135,582	145,135	401,103	428,132
Operating income	58,035	59,228	168,518	163,737

Other (Expense) Income
Interest expense	(36,048)	(31,163)	(102,350)	(94,963)
Interest and other investment income	167	257	551	1,115
Equity in earnings (loss) of unconsolidated joint ventures	635	(269)	(6,401)	(533)
Gain on reduction of other obligations	--	--	1,693	--
Gain on sale of investment in marketable securities	--	--	--	471
Total other (expense) income	(35,246)	(31,175)	(106,507)	(93,910)
Income from continuing operations	22,789	28,053	62,011	69,827
Net income	22,789	28,053	62,011	69,827
Noncontrolling interest in consolidated joint ventures	213	147	980	286
Noncontrolling interest in Operating Partnership	(3,415)	(5,131)	(9,929)	(12,751)
Preferred stock dividends	(500)	(500)	(1,500)	(1,500)
Net income available to common shareholders	$ 19,087	$22,569	$51,562	$55,862

PER SHARE DATA:
Basic earnings per common share	$ 0.24	$ 0.34	$ 0.71	$ 0.85

Diluted earnings per common share	$ 0.24	$ 0.34	$ 0.71	$ 0.85

Dividends declared per common share	$ 0.45	$ 0.64	$ 1.35	$ 1.92

Basic weighted average shares outstanding	78,151	65,519	72,889	65,438

Diluted weighted average shares outstanding	92,245	80,617	87,106	80,573

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income available to common shareholders	$19,087	$22,569	$51,562	$55,862
Add: Noncontrolling interest in Operating Partnership	3,415	5,131	9,929	12,751
Real estate-related depreciation and amortization on continuing operations (1)	52,499	54,406	158,077	159,601
Funds from operations available to common shareholders (2)	$75,001	$82,106	$219,568	$228,214

Diluted weighted average shares/units outstanding (3)	92,245	80,617	87,106	80,573

Funds from operations per share/unit – diluted	$ 0.81	$ 1.02	$ 2.52	$ 2.83

Dividends declared per common share	$ 0.45	$ 0.64	$ 1.35	$ 1.92

Dividend payout ratio:
Funds from operations-diluted	55.34%	62.84%	53.56%	67.79%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,267	$2,642	$ 5,881	$ 7,492
Tenant improvements and leasing commissions	$20,502	$9,946	$36,625	$38,078
Straight-line rent adjustments (4)	$1,829	$1,959	$ 5,104	$ 5,244
Amortization of (above)/below market lease intangibles, net (5)	$1,170	$2,004	$ 4,824	$ 5,988
Impairment charge included in equity in earnings (loss)	--	--	$ 4,010 (6)	--

(1) Includes the Company’s share from unconsolidated joint ventures of $1,004 and $5,243 for the quarter ended September 30, 2009 and 2008, respectively, and $8,780 and $15,294 for the nine months ended September 30, 2009 and 2008, respectively.

(2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,982 shares and 14,895 shares for the quarter ended September 30, 2009 and 2008, respectively, and 14,170 and 14,945 for the nine months ended September 30, 2009 and 2008, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Includes the Company’s share from unconsolidated joint ventures of $31 and $215 for the quarter for the quarter ended September 30, 2009 and 2008, respectively, and $254 and $900 for the nine months ended September 30, 2009 and 2008, respectively.

(5) Includes the Company’s share from unconsolidated joint ventures of $2 and $409 for the quarter ended September 30, 2009 and 2008, respectively, and $575 and $1,240 for the nine months ended September 30, 2009 and 2008, respectively.

(6) Noncontrolling interest in consolidated joint ventures share of loss was $587.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income available to common shareholders	$ 0.24	$ 0.34	$ 0.71	$ 0.85
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.57	0.67	1.81	1.98
Deduct: Noncontrolling interest/rounding adjustment	--	0.01	--	--
Funds from operations available to common shareholders (2)	$ 0.81	$ 1.02	$ 2.52	$ 2.83

Dividend payout ratio for FFO	55.34%	62.84%	53.56%	67.79%

Diluted weighted average shares/units outstanding (3)	92,245	80,617	87,106	80,573

(1) Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.07 for the quarter ended September 30, 2009 and 2008, respectively, and $0.10 and $0.19 for the nine months ended September 30, 2009 and 2008, respectively.

(2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion , see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,982 shares and  14,895 shares for the quarter ended Sept 30, 2009 and 2008, respectively, and 14,170 and 14,945 for the nine months ended September 30, 2009 and 2008, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	September 30, 2009	December 31, 2008
Assets:
Rental property
Land and leasehold interests	$ 774,155	$ 731,086
Buildings and improvements	3,954,619	3,792,186
Tenant improvements	446,279	431,616
Furniture, fixtures and equipment	9,358	8,892
	5,184,411	4,963,780
Less-accumulated deprec. & amort.	(1,113,034)	(1,040,778)
Net investment in rental property	4,071,377	3,923,002
Cash and cash equivalents	279,156	21,621
Investments in unconsolidated joint ventures	32,969	138,495
Unbilled rents receivable, net	117,069	112,524
Deferred charges and other assets, net	225,645	212,422
Restricted cash	20,720	12,719
Accounts receivable, net	10,300	23,139

Total assets	$4,757,236	$4,443,922

Liabilities and Equity:
Senior unsecured notes	$1,582,173	$1,533,349
Revolving credit facility	--	161,000
Mortgages, loans payable and other obligations	755,702	531,126
Dividends and distributions payable	42,070	52,249
Accounts payable, accrued expenses and other liabilities	119,395	119,451
Rents received in advance and security deposits	54,635	54,406
Accrued interest payable	22,416	32,978
Total liabilities	2,576,391	2,484,559
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
78,554,827 and 66,419,055 shares outstanding	785	664
Additional paid-in capital	2,265,423	1,905,386
Dividends in excess of net earnings	(435,517)	(386,587)
Total Mack-Cali Realty Corporation stockholders’ equity	1,855,691	1,544,463

Noncontrolling interests in subsidiaries:
Operating Partnership	322,111	414,114
Consolidated joint ventures	3,043	786
Total noncontrolling interests in subsidiaries	325,154	414,900

Total equity	2,180,845	1,959,363

Total liabilities and equity	$4,757,236	$4,443,922